Exhibit 19(b)

SECTION 906 CERTIFICATION

I, Elizabeth A. Eldridge, President and Principal Executive Officer, and I, Michael C. Addeo, Treasurer and Principal Financial Officer of The Glenmede Fund, Inc. (the “Trust”) each certify that:

1.	This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Elizabeth A. Eldridge
Elizabeth A. Eldridge
President and Principal Executive Officer

Date:	June 26, 2026

By:	/s/ Michael C. Addeo
Michael C. Addeo
Treasurer and Principal Financial Officer

Date:	June 26, 2026